Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sussex Bancorp

Rockaway, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2014, relating to the consolidated financial statements of Sussex Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

New York, New York

May 28, 2014